UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2007
Leadis Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 W. California Avenue; Suite 200; Sunnyvale, California	94086

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (408) 331-8600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On January 30, 2007, Leadis Technology, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the fourth quarter of 2006, ended December 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1 to this current report and is incorporated herein by reference. The information in the report, including the exhibit hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any filing with the U.S. Securities and Exchange Commission, except as expressly set forth by specific reference in such a filing.
     The attached press release includes the following non-GAAP financial measures for the fourth quarter of 2006: non-GAAP net loss, non-GAAP earnings per share, non-GAAP gross margin, and non-GAAP operating expense. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The Company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP, but rather should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.
     The Company has historically reported non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share, which results excluded stock-based compensation expenses. As permitted by FAS 123, the Company elected to disclose such expenses in the footnotes to its financial statements. Starting in the first quarter of 2006, the Company implemented FAS 123(R), “Share-Based Payment,” which requires the inclusion of stock-based compensation expenses directly in its financial statements. These expenses consist of expenses for employee stock options and employee stock purchases under FAS 123(R). As the Company applies FAS 123(R), it believes that it is useful to investors to understand the impact of the application of FAS 123(R) to the Company’s operational performance, liquidity and its ability to make capital expenditures. Accordingly, the Company excludes its stock-based compensation expenses from its calculations of non-GAAP net loss, non-GAAP basic and diluted earnings per share, non-GAAP gross margin, and non-GAAP operating expense. The Company believes the non-GAAP measures are useful to investors in that they allow for greater transparency to certain line items in the Company’s financial statements. Moreover, particularly in this first year of applying FAS 123(R), the Company believes net loss and net loss per share are not comparable to prior year results, and may lead investors to believe the Company’s business has declined more significantly than would be caused by actual changes in the business (as opposed to changes in accounting treatment between years).
     The Company’s management uses financial information that does not include the stock-based compensation impact of FAS 123(R) in its internal budgeting and resource allocation process. The Company’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operational performance and facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. Management also uses these measures to help it make budgeting decisions, for example, as between product development expenses and research and development, sales and marketing and general and administrative expenses. Given the Company’s use of these non-GAAP measures, the Company believes these measures are useful to an investor’s understanding of the Company’s financial results and related disclosures regarding current and prospective operating results.
     A supplemental reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of the press release attached as Exhibit 99.1 to this current report. The attached press release contains forward-looking statements relating to the Company’s expected future performance during the remainder of fiscal year 2007. A more thorough discussion of certain factors which may affect the Company’s operating results is included under the captions “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. Additional information will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which will be filed with the U.S. Securities and Exchange Commission during the first quarter of 2007.
Item 8.01 Other Events.
     The Company also announced that its Board of Directors has authorized a program to repurchase up to 2,500,000 shares of the Company’s common stock through December 31, 2007. Purchases may be made from time to time in open market transactions at prevailing prices or through privately negotiated transactions, as conditions permit.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated January 30, 2007, announcing Leadis Technology, Inc.’s financial results for the fourth quarter of fiscal year 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leadis Technology, Inc.

Date: January 30, 2007	/s/ Victor K. Lee

Victor K. Lee
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press release dated January 30, 2007, announcing Leadis Technology, Inc.’s financial results for the fourth quarter of fiscal year 2006.